Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF NOVEMBER 30, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$32,650
Cash equivalents held in trust	3,594
Total investments held in trust	36,244
Cash and cash equivalents	3,064
Fixed-maturity securities, at fair value	3,592
Accrued investment income	154
Prepaid expenses	9
Premiums receivable	439
Total assets	$43,502

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$4,319
Losses payable	247
Unearned premiums	765
Accrued ceding commission expense	34
Other liabilities	161
Total liabilities	5,526
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained (deficit) earnings	(31,904)
Total stockholder’s equity	37,976
Total liabilities and stockholder’s equity	$43,502

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED NOVEMBER 30, 2015

(in thousands)

Revenues:
Premiums earned	$410
Net investment (loss)	(13)
Total revenues	397
Expenses:
Underwriting expense	108
General and administrative expense	153
Total expenses	261
Income before federal income taxes	136
Income tax benefit	—
Net income	$136